Exhibit 10.4
Execution Version
CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into on June 20, 2025 by and between Light & Wonder, Inc., with offices located at 6601 Bermuda Road, Las Vegas, NV 89119 (the “Company”), and James Sottile, 801 Easley Street, Silver Spring, MD 20910 (the “Consultant” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, Consultant is party to that Employment Agreement dated August 2, 2021 with the Company (such agreement replaced a prior agreement dated September 4, 2018) under which Consultant serves as the Company’s EVP and Chief Legal Officer (“CLO”);

WHEREAS, Consultant has decided to retire from his role as CLO as of December 31, 2025 and his employment with the Company and the Employment Agreement will end on that day;

WHEREAS, following his retirement, the Company wishes to retain the Consultant to provide consulting services to Company beginning on the Commencement Date by entering into this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and intending to be legally bound, the Parties hereto agree as follows:
Section 1 Interpretation
1.1 Certain Terms. As used herein, the following terms have the following meanings:
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Board” means the Board of Directors of the Company.
“Commencement Date” is January 1, 2026.
“Confidential Information” means all non-public information concerning the Company or any of its Affiliates or their respective equity investments (whether prepared by the Company or otherwise, whether oral or written, in whatever form or data storage medium and whether or not specifically identified as “confidential”), including financial and accounting information, product-related information, plans and strategies, computer programs, code and software, technical drawings and schematics, technical expertise, know-how, processes, ideas, inventions (whether patentable or not), agreements and reports (together with all analyses, compilations, forecasts, studies, summaries, notes, data and other documents and materials, in whatever form maintained and whether prepared by the Company, the Consultant or other Persons, which contain or reflect, or are based on or generated from, in whole or in part, any such information).
“Employment Agreement” means Consultant’s employment agreement dated August 2, 2021.
“Governmental Authority” means any national, supranational, foreign, federal, state, provincial, tribal, peripheral, regional, municipal or local government or any agency, instrumentality or political subdivision thereof, including any legislative, executive, judicial, regulatory or other governmental board, department, agency, authority, commission, administration, court or other body, or any official of any of the foregoing (including any gaming-related Governmental Authority).

Execution Version
“Law” means any order, writ, injunction, decree, judgment, law, ordinance, decision, opinion, ruling, policy, statute, code, rule, regulation or administrative or other requirement of any Governmental Authority, in each case, as may be amended from time to time.
“Person” means any individual (including the heirs, beneficiaries, trusts, executors, legal representatives or administrators thereof), corporation, partnership, joint venture, trust, limited liability company, limited partnership, joint stock company, unincorporated association or other entity. For the avoidance of doubt, the term includes a Governmental Authority.
“Representative” means, with respect to any Person, any director, officer, employee, partner, member, manager, owner, agent, lawyer, accountant, auditor, professional advisor, consultant or other representative.
1.2 Incorporation. The Annex to this Agreement is incorporated by reference into, and forms an integral part of, this Agreement.
Section 2 Engagement
2.1 Services. Upon the terms and subject to the conditions of this Agreement, the Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, as an independent contractor to provide the services set forth in Annex A (collectively, the “Services”). Unless otherwise expressly specified in Annex A, the Consultant shall furnish, at Consultant’s own expense, any equipment, supplies and other materials necessary or advisable to perform the Services. Subject to the provisions of this Agreement, the Company shall not control the manner or means by which the Consultant performs the Services.
2.2 Relationship of Parties. The Consultant is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between the Consultant and the Company (or any of its Affiliates) for any purpose. Except to the extent specifically authorized in advance by the Company in writing, the Consultant (a) shall have no authority (and shall not hold himself out as having authority) to bind or act on behalf or in the name of the Company or any of its Affiliates, (b) shall not make any agreements or representations on behalf of the Company or any of its Affiliates and (c) without limiting the generality of the foregoing, shall not represent the Company or any of its Affiliates as a lobbyist or agent to any Governmental Authority.
Section 3 Compensation
3.1 Fees. As consideration for the provision of Services and the rights granted to the Company under this Agreement, effective as of the Commencement Date, the Company shall pay the Consultant $11,959 every month (i.e., $143,508 per annum) for the Services provided hereunder, subject to and in accordance with the terms of this Agreement.
3.2 Expense Reimbursement. The Company agrees to reimburse the Consultant for reasonable and appropriately documented out-of-pocket expenses actually incurred and paid by the Consultant but only to the extent (a) directly related to the Consultant’s performance of the Services, and (b) incurred in accordance with the Company’s expense reimbursement policies.
3.3 Withholding, etc. Amounts payable under this Agreement shall be without deduction or withholding of any kind other than any tax or other deduction or withholding determined by the Company to be required by Law. Consultant shall be responsible for, and shall indemnify the Company against, any taxes or contributions, including penalties and interest, owed by Consultant.
3.4 Taxes. The Company makes no representations or warranties and shall have no responsibility regarding the tax implications of the compensation and benefits to be paid to the Consultant under this Agreement.

Execution Version
Section 4 Certain Agreements
4.1 Restrictive Covenants. The Consultant acknowledges that he has continuing obligations to the Company as set forth in Section 5 of his Employment Agreement, which continue in full force and effect after his retirement from employment with the Company according to their terms. In addition to those obligations, during the Term and any extension thereof, Consultant agrees not to enter into any employment or engagement that creates a conflict of interest with the Company or any of its Affiliates, without the Company's prior written consent.
4.2 Confidentiality. The Consultant shall (a) hold the Confidential Information in confidence and protect it in accordance with the same degree of care with which he protects his own confidential information of like importance which he does not wish to disclose, but in no event less than reasonable care, (b) use the Confidential Information solely to the extent necessary in the performance of the Services and not for any other purpose, (c) not disclose any Confidential Information to any Person (other than the Company and its Affiliates), (d) upon the request of the Company, promptly return all Confidential Information to the Company (or, at the election of the Company, destroy such Confidential Information) without retaining any copies thereof (and provide certification of his compliance with this clause (d)) and (e) not reverse engineer, decompile, test or analyze the Confidential Information without the prior written consent of the Company. In the event that the Consultant is requested or required by law, judicial or governmental order, deposition, interrogatory, request for documents, subpoena, civil investigative demand or other legal process to disclose any of the Confidential Information, the Consultant must first provide the Company with prompt written notice of such requirement so that the Company (or any of its Affiliates) may seek an appropriate protective order, unless, as confirmed by the opinion of the Consultant’s counsel, providing such notice would itself constitute a violation of law. If the Consultant is nevertheless legally required (as confirmed by the opinion of the Consultant’s counsel) to disclose Confidential Information, then the Consultant shall only disclose that portion of the Confidential Information that is legally required to be disclosed (as confirmed by the opinion of the Consultant’s counsel). In such an event, the Consultant shall take reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Information being disclosed. In no event shall the Consultant oppose action by the Company (or any of its Affiliates) to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.
4.3 Regulatory Compliance. The Consultant acknowledges that the Company and/or its Affiliates are subject to gaming licensing requirements of various jurisdictions. The Consultant shall cooperate fully with the Company and its Affiliates in providing to them any information of whatever nature that any of them deems necessary or appropriate in assuring itself that the Consultant possesses the good character, honesty, integrity, and reputation applicable to those engaged in the gaming industry and represents that any such information shall be complete and accurate. If, during the Term, the Company (or any of its Affiliates) is notified (formally or informally) by any Governmental Authority that the engagement of, or conducting business with, the Consultant may or will jeopardize any license or ability to be licensed of the Company (or any of its Affiliates) or if the Company (or any of its Affiliates) concludes that the Consultant may fail to meet the above criteria (or the compliance committee of the Company or any of its Affiliates otherwise raises an objection with respect to the Consultant), the Company may immediately terminate this Agreement upon written notice to the Consultant.
Furthermore, the Consultant represents, warrants and covenants to the Company that he (1) will maintain complete and accurate books and records, (2) will comply with all applicable laws, rules and regulations, including, but not limited to, those relating to anti-corruption, anti-money laundering, competition, licensing and registration, (3) has not offered or paid, and will not offer or pay, directly or indirectly, (a) anything of value to any public official or candidate for political office, or any relative or agent thereof, for purposes of obtaining any official action or benefit relating in any way to this Agreement, or (b) any

Execution Version
commission or finder’s or referral fee to any person or entity in connection with this Agreement or any activities on behalf of the Company, and (4) acknowledge receipt of a copy of the Company’s Code of Business Conduct and that he will abide by such Code of Business Conduct.
Section 5 Termination
5.1 Term of Agreement. The term of this Agreement shall commence on the Commencement Date and shall continue until December 31, 2026, unless earlier terminated by the Company in accordance with Section 5.2 (the “Term”). At the end of the Term, the Term may be extended upon the mutual written agreement of the Parties.
5.2 Early Termination. Additionally, the Company may terminate this Agreement (a) effective upon written notice to the Consultant, in the event the Consultant breaches this Agreement and such breach is incapable of cure or, with respect to a breach capable of cure, the Consultant fails to cure such breach to the Company's reasonable satisfaction within ten (10) days after receipt of written notice of such breach, or (b) effective upon written notice to the Consultant as contemplated by Section 4.3 or in the event the Consultant provided any false or misleading information in connection with any background or security checks.
5.3 Effect of Termination. Notwithstanding the foregoing, (a) Sections 1, 2.2, 4, 5 and 6 and any other Sections of this Agreement that expressly or by implication are intended to continue in effect after the expiration or earlier termination of this Agreement, shall continue in effect after the expiration or earlier termination of this Agreement in accordance with their terms, and (b) any termination of this Agreement shall not affect any accrued rights or liabilities of either Party.
5.4 Payments Upon Early Termination. In the event that the Company terminates this Agreement, all future payments of consulting fees due hereunder shall cease as of the date of such termination.
Section 6 Miscellaneous
6.1 Notice. All notices, approvals and other communications required or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when sent by cable, telecopy, telegram or facsimile (which is confirmed by the intended recipient), and (c) when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid, to the Parties at the following addresses:
Consultant:

James Sottile
801 Easley Street
Silver Spring, MD 20910

In the case of the Company:

Light & Wonder, Inc.
6601 Bermuda Road
Las Vegas, NV 89119
Attention: Chief Legal Officer

or such other persons or addresses as either Party may from time to time designate by notice to the other.

Execution Version
6.2 Assignment; Binding Effect. No Party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party; provided, however, that the Company shall be permitted to (a) assign or transfer any of its rights or obligations hereunder to any Affiliate of the Company and (b) pledge its rights or interest under this Agreement. This Agreement shall inure to the benefit of the Parties and their respective permitted successors and assigns and is binding upon the Parties and their respective successors and assigns.
6.3 Amendment; Waiver. This Agreement may be amended, changed or supplemented only by a written agreement executed and delivered by the Parties. Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given.
6.4 Entire Agreement. This Agreement (including the Annex) constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties with respect to such subject matter.
6.5 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. The Parties shall negotiate in good faith to amend this Agreement to give effect to the purpose and intent of the provision found to be invalid, illegal or unenforceable.
6.6 Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions. The parties agree that any controversy or claim not resolved by the Parties arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Venue for the conduct of the arbitration shall be Las Vegas, Nevada, except that, at the direction of the arbitral tribunal or with the consent of the Parties, particular hearings in aid of such arbitration may be held in other places. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction there. The Parties agree that the factual findings of the arbitral tribunal shall be final absent manifest or material error and rulings on questions of Law or mixed questions of fact and Law shall be reviewed under the “clearly erroneous” standard of review and not under a “manifest disregard of the law” or other standard, notwithstanding any Law concerning such standard to the contrary. Except for injunctive or other equitable relief necessary to enforce the Agreement, the remedies expressly provided herein shall constitute the parties’ sole and exclusive remedies, and all other remedies which might be otherwise available under the Law of any jurisdiction are hereby waived by both parties.
6.7 Costs. Except as otherwise provided in this Agreement, each Party is responsible for its own costs and expenses incurred in connection with performing and observing its obligations and covenants under this Agreement.
6.8 Counterparts. This Agreement may be executed in any number of counterparts which, taken together, constitute one and the same agreement.
6.9 No Third Party Beneficiaries. Except as expressly contemplated by this Agreement, nothing in this Agreement shall confer any rights upon any Person other than the Parties and their respective successors and permitted assigns.
IN WITNESS WHEREOF, the Company and the Consultant have each caused this Agreement to be duly executed pursuant to due authorization, all as of the day and year first above written.

[Signatures follow on the next page]

Execution Version
Light & Wonder, Inc.

By: _________________________
Name: Roxane Lukas
Title: Chief People Capability Officer

Consultant:

_________________________
James Sottile

Execution Version
Annex A

Services

Consultant will provide advice and support to the Company. The expected time commitment is anticipated to be an average of the equivalent of one day per week but will vary from week to week, with some weeks requiring more hours and some weeks requiring fewer.
Consultant will primarily interact with the Company’s Board, CEO, CLO, CPCO and the SVP/Deputy General Counsels overseeing the Litigation function and the Securities/Corporate Governance functions.